UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 7, 2010
Date of report (date of earliest event reported)
Digi International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 7, 2010, Subramanian Krishnan resigned from all his positions with Digi International Inc., including Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. Our Board of Directors has commenced a search for a new Chief Financial Officer.
     Also on May 7, 2010, our Board of Directors elected Brenda L. Mueller, age 51, the company’s Corporate Controller, to the additional positions of Acting Principal Financial Officer and Acting Principal Accounting Officer, effective the same day. Ms. Mueller joined the company as Corporate Controller in March 2000. Prior to joining Digi, Ms. Mueller served as Director, General Accounting and Finance Services at Novartis Nutrition Corporation, then a privately-held division of Novartis AG, for 15 years and was primarily responsible for accounting and financial reporting and financial management.

Item 9.01	Financial Statements and Exhibits.
     The following Exhibit is filed herewith:
     99.1 Press Release dated May 10, 2010, announcing senior management change.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 11, 2010	DIGI INTERNATIONAL INC.
	By:	/s/ Brenda L. Mueller
Brenda L. Mueller
Corporate Controller, Acting Principal Financial Officer and Acting Principal Accounting Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99.1	Press Release dated May 10, 2010, announcing senior management change.	Filed Electronically